UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2015

BIODEL INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-33451

Delaware	90-0136863
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

100 Saw Mill Road
Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip code)

(203) 796-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On March 17, 2015, Biodel Inc. (the “Company”) held its 2015 annual meeting of stockholders at the Company’s headquarters in Danbury, Connecticut (the “Annual Meeting”). At the Annual Meeting, Julia R. Brown and Daniel Lorber were elected as Class II Directors, each for three-year terms, until the 2018 annual meeting of stockholders or until their respective successors are elected and qualified. At the Annual Meeting, the stockholders also (i) voted to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015 and (ii) voted to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect an increase in the number of shares of authorized common stock, par value $.01 per share, from 62,500,000 shares to 200,000,000 shares. The tabulation of the voting results is as follows:

Proposal Number One: Election of Directors

Nominees	For	Withheld	Broker Non-Votes
Julia R. Brown	4,482,104	1,724,658	10,462,163
Daniel Lorber	4,548,095	1,658,667	10,462,163

Proposal Number Two: Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
14,928,199	793,102	947,624

Proposal Number Three: Approval of an Amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect an increase in the number of shares of authorized common stock, par value $.01 per share, from 62,500,000 shares to 200,000,000 shares

For	Against	Abstain
12,030,995	4,070,552	181,912

A copy of the Certificate of Amendment of Second Amended and Restated Certificate of Incorporation, as amended, of Biodel Inc. dated March 17, 2015, as filed with the Delaware Secretary of State, is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1 Certificate of Amendment of Second Amended and Restated Certificate of Incorporation, as amended, of Biodel Inc. dated March 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2015	BIODEL INC.

	By:	/s/ Paul S. Bavier
Paul S. Bavier, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation, as amended, of Biodel Inc. dated March 17, 2015